EXHIBIT 23.1




                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of MEDTOX Scientific, Inc. on Form S-8 of our report dated February 18, 2000 appearing in the Annual Report on Form 10-K of MEDTOX Scientific, Inc. for the year ended December 31, 1999.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
November 2, 2000